EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

As independent registered public accountants, we consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-2868) of our report dated June 18, 2004, relating to the financial statements and supplemental schedules of Mobile Mini, Inc. 401(k) Profit Sharing Plan and Trust as of December 31, 2003 and 2002 and for the year ended December 31, 2003, included in this Form 11-K/A.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona

June 23, 2005